Exhibit 5.1

March 6, 2024

ADT Inc.

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for ADT Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act and the proposed offering and sale, from time to time pursuant to Rule 415 under the Securities Act, by Prime Security Services TopCo (ML), L.P. and Prime Security Services TopCo (ML II), L.P., of shares of common stock, par value $0.01 per share, of the Company (collectively, the “Shares”).

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, certificates of corporate officers and government officials and such other documents as we have deemed necessary or appropriate for the purposes of this opinion, including: (i) the Amended and Restated Certificate of Incorporation of the Company; (ii) the Amended and Restated Bylaws of the Company; and (iii) the Registration Statement. As to various questions of fact material to this opinion, we have relied upon representations of officers or directors of the Company and documents furnished to us by the Company without independent verification of their accuracy. We have also assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as duplicates or copies.

Based upon and subject to the foregoing, we are of opinion that the Shares are validly issued, fully paid and nonassessable.

We are admitted to practice only in the State of New York and express no opinion as to matters governed by any laws other than the Delaware General Corporation Law.

We are aware that we are referred to under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement and that we may be referred to under a similar heading in a prospectus supplement filed after the effective date of the Registration Statement. We hereby consent to such use of our name therein and the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Cravath, Swaine & Moore LLP

ADT Inc.

1501 Yamato Road

Boca Raton, Florida 33431

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